UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On March 17, 2015, Eagle Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. and William Blair & Company, L.L.C., as representatives of the several underwriters listed in Schedule II thereto (the “Underwriters”) and the selling stockholders named in Schedule I thereto (the “Selling Stockholders”), relating to an underwritten public offering of 1,320,276 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $42.00 per share. Of the shares being offered, 1,190,476 shares are being issued and offered by the Company, and 129,800 shares are being offered by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 198,041 shares of Common Stock from the Company at the public offering price of $42.00 per share.

The Company will not receive any proceeds from the sale of any shares by the Selling Stockholders. The offering is expected to close on or about March 20, 2015, subject to the satisfaction of customary closing conditions. Piper Jaffray & Co., William Blair & Company, L.L.C. and RBC Capital Markets, LLC, are acting as book-running managers for the offering. Cantor Fitzgerald & Co. is acting as a co-manager for the offering.

The offering was made pursuant to the registration statement on Form S-3 (File No. 333-202592) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 6, 2015, which Registration Statement became effective as of March 13, 2015, and a prospectus supplement relating to the offering also filed with the SEC.

The Underwriting Agreement contains customary representations and warranties of the Company and the Selling Stockholders, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers and the Selling Stockholders, and by the Company and the Selling Stockholders of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and incorporated by reference herein.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares of Common Stock in the offering is attached as Exhibit 5.1 hereto.

This Current Report does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and the accompanying prospectus, forming a part of the effective Registration Statement.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 17, 2015, by and among Eagle Pharmaceuticals, Inc., and Piper Jaffray & Co. and William Blair & Company, L.L.C., as representatives of the several underwriters listed in Schedule II thereto, and the Selling Stockholders named in Schedule I thereto.

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1)

99.1	Press Release of Eagle Pharmaceuticals, Inc. dated March 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: March 17, 2015	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 17, 2015, by and among Eagle Pharmaceuticals, Inc., and Piper Jaffray & Co. and William Blair & Company, L.L.C., as representatives of the several underwriters listed in Schedule II thereto, and the Selling Stockholders named in Schedule I thereto

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included as part of Exhibit 5.1)

99.1	Press Release of Eagle Pharmaceuticals, Inc. dated March 17, 2015